December 29, 2010

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contacts:	John C. Hansen	(805) 466-7087
President and Chief Executive Officer

	Margaret A. Torres	(805) 466-7087
Executive Vice President and Chief Financial Officer

	Santa Lucia Bancorp	(805) 466-7087
www.santaluciabank.com

COMPANY ANNOUNCES ENTRY INTO WRITTEN AGREEMENT WITH FEDERAL
RESERVE BANK OF SAN FRANCISCO

SANTA LUCIA BANCORP (ATASCADERO, CALIFORNIA) (OTC Bulletin Board: SLBA.OB) today announced that it, and its wholly owned subsidiary Santa Lucia Bank (the “Bank”), entered into a Written Agreement with the Federal Reserve Bank of San Francisco (the “FRBSF”).  As previously disclosed, the Written Agreement was the result of a recent examination of the Bank and the Company by the FRBSF that resulted in certain criticisms of the Bank, particularly related to the overall quality of the Bank’s loan portfolio.  The Written Agreement, among other things, requires that the Bank and Company take certain steps to strengthen management, lending practices, asset quality and capital.

According to John C. Hansen, President and Chief Executive Officer, “Many of the requirements of the Written Agreement reflect recommendations or requirements from the examination that the Bank has been working on since the date of the examination.” Mr. Hansen went on to say, “Subsequent to the examination and in order to enhance the Bank’s ability to remedy many of the noted criticisms, the Bank made several  changes in the executive structure to include a newly appointed Chief Credit Officer (CCO) and Chief Financial Officer. In addition, Stanley R. Cherry, Director and former President and CEO has rejoined the Bank as SVP - credit administration and will be working closely with the CCO to manage the day-to-day credit functions.”   The Company and Bank will continue their efforts to comply with all provisions of the Written Agreement, and believe they are taking the appropriate steps necessary to comply in a timely fashion.  The Bank expects to continue to serve its customers in all areas including making loans, establishing lines of credit, accepting deposits and processing banking transactions.  Further detail on the Written Agreement is included in the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on December 29, 2010.

THE COMPANY AND ITS BUSINESS STRATEGY:

Santa Lucia Bancorp, headquartered in Atascadero, California is a California Corporation organized in 2006 to act as the holding company for Santa Lucia Bank.  Santa Lucia Bank has operated in the State of California since August 5, 1985.

The Bank engages in the commercial banking business principally in San Luis Obispo and northern Santa Barbara Counties from its banking offices located at 7480 El Camino Real, Atascadero, California, 1240 Spring Street, Paso Robles, California, 1530 East Grand Avenue, Arroyo Grande, California and 1825 South Broadway, Santa Maria, California.

The Company, through its subsidiary, Santa Lucia Bank, emphasizes personalized quality customer service to small and medium sized businesses in its markets.  The main focus after 25 years of operation is to provide a consistent return to shareholders, quality personalized service to our customers and a challenging and rewarding environment for our employees.  These guiding principals will continue to serve the company well in both the short term and long term.

Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties.  Actual results may differ materially from stated expectations.  Specific factors include, but are not limited to, the current financial crisis and recession in United States and foreign financial markets and the response of government and bank regulators thereto, the Company’s and Bank’s ability to successfully comply with the Written Agreement entered into with the Federal Reserve Bank of San Francisco, increased profitability, continued growth, the Bank’s beliefs as to the adequacy of its existing and anticipated allowances for loan losses, beliefs and expectations regarding actions that may be taken by regulatory authorities having oversight over the Company’s or Bank’s operations, interest rates and financial policies of the United States government, general economic conditions and California’s energy crisis.  Additional information on these and other factors that could affect financial results are included in the Company’s Securities and Exchange Commission filings.

When used in this release, the words or phrases such as “will likely result in”, “management expects that”, “will continue”, “is anticipated”, “estimate”, “projected”, or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA).  Readers should not place undue reliance on the forward-looking statements, which reflect management’s view only as of the date hereof.  Santa Lucia Bancorp undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.  This statement is included for the express purpose of protecting Santa Lucia Bancorp under PSLRA’s safe harbor provisions.